PRESS RELEASE

INNOSPEC REPORTS FIRST QUARTER 2012 FINANCIAL RESULTS

Year-Over-Year GAAP Diluted EPS $1.03 vs. $0.88; Non-GAAP Diluted EPS $1.00 vs. $0.74

Sales Advance 8 percent; Operating Cash Inflows of $18.0 million

Littleton, CO – May 7, 2012 – Innospec Inc. (NASDAQ: IOSP) today announced its financial results for the first quarter ended March 31, 2012.

Total net sales for the first quarter were $200.8 million, an 8 percent increase from $185.3 million in the corresponding quarter last year. Net income was $24.6 million, or $1.03 per diluted share, a 14 percent increase over the $21.5 million, or $0.88 per diluted share, recorded a year ago. The quarter-over-quarter increase in reported net income was primarily due to strong Octane Additives trading performance offset by lower foreign currency exchange gains. EBITDA (earnings before interest, taxes, depreciation, amortization and impairment) for the quarter was $35.2 million, a 5 percent increase from $33.5 million posted a year ago.

Results for the first quarter include after-tax foreign currency exchange gains of $0.8 million, or $0.03 per diluted share; a year ago, special items had a combined positive impact on net income of $3.4 million, or $0.14 per diluted share. Excluding these items, adjusted non-GAAP EPS was $1.00 per diluted share, a 35 percent increase from $0.74 a year ago. Cash generation for the quarter was strong, with operating cash inflows of $18.0 million, before capital expenditures during the quarter of $4.3 million. Net cash stood at $60.0 million at the end of the quarter.

EBITDA and net income excluding special items, and related per-share amounts, are non-GAAP financial measures that are defined and reconciled with GAAP results herein and in the schedules below.

	Quarter ended March 31, 2012			Quarter ended March 31, 2011
	Income			Income
	before			before
	income	Net	Diluted	income	Net	Diluted
(in millions, except share and per share data)	taxes	income	EPS	taxes	income	EPS

Reported GAAP amounts	$ 32.0	$ 24.6	$1.03	$ 28.3	$ 21.5	$0.88

Foreign currency exchange gains	(1.1)	(0.8)	(0.03)	(5.5)	(4.2)	(0.17)
Civil complaint legal and professional expenses	-	-	-	1.0	0.8	0.03

	(1.1)	(0.8)	(0.03)	(4.5)	(3.4)	(0.14)

Adjusted non-GAAP amounts	$ 30.9	$ 23.8	$1.00	$ 23.8	$ 18.1	$0.74

“This was a very good quarter for Innospec, with good contributions from all our businesses, especially in light of continued unsettled economic conditions around the world,” said Patrick Williams, President and Chief Executive Officer. “Fuel Specialties continued to achieve sales growth in excess of that seen in our underlying markets, despite intense competitive pressures and the volatility of raw materials pricing. We’re particularly pleased with our continued top-line growth here, as well as our ability to essentially sustain gross margins at the 30 percent level in this business. The market for our Active Chemicals segment continues to face some challenging times, particularly in the Polymers business in Europe. The rebound however in our Personal Care and Fragrance Ingredients businesses, which we anticipated at year end, contributed to the positive performance in the first quarter, particularly in the Americas. We also had a particularly strong performance both in terms of sales and margins from our Octane Additives segment.

Net sales in Fuel Specialties for the first quarter were $130.7 million, a 3 percent increase from $127.1 million in last year’s first quarter, driven by richer sales mix and improved pricing. By region, sales were up 4 percent in the Americas, 7 percent in Europe, Middle East and Africa (EMEA), 20 percent in Asia-Pacific; and down 52 percent in our Avtel business as a result of the timing of shipments. Excluding our Avtel business, net sales in Fuel Specialties grew 7 percent. The segment’s gross margin was 29.6 percent, a slight increase from a year ago. Operating income for the quarter was $21.7 million, down slightly from last year’s $22.3 million.

In Active Chemicals, net sales rebounded from the fourth quarter to $46.5 million, the same level as 2011’s first quarter. By region, sales increased 16 percent in the Americas for a record quarter and 17 percent in Asia-Pacific, particularly due to strong volumes across the company’s Personal Care and Fragrance Ingredients markets. Sales decreased 16 percent in EMEA, due to intense competitive and economic pressures in the Polymers market. Excluding sales in our Polymers business which decreased 20 percent, net sales in Active Chemicals grew 9 percent. Active Chemicals’ gross margin was 23.9 percent, compared with a strong comparative of 25.2 percent last year, rebounding significantly from the fourth quarter as we predicted. The segment’s operating income was $6.0 million, down from $7.6 million in last year’s first quarter, but up sharply from $0.9 million in the fourth quarter last year.

Octane Additives’ net sales for the quarter were $23.6 million, more than double last year’s $11.7 million. The segment’s gross margin was 60.2 percent, a significant increase from 40.2 percent in 2011, primarily the result of the sale of lower-cost inventory. Operating income for the first quarter was $12.4 million, reflecting a significant increase from $2.2 million in the corresponding quarter last year.

Corporate costs for the quarter were $8.6 million, compared with $7.5 million a year ago. The increase was primarily due to increased performance related and share based compensation accruals, driven by the strong performance in Innospec’s share price during the quarter. The effective tax rate for the quarter was 23.1 percent, compared to 24.0 percent in last year’s first quarter.

Net cash generated from operations was $18.0 million, over triple the $5.7 million reported a year ago, primarily due to continued strong operating performance, partially offset by increased working capital requirements. Days sales outstanding however remained essentially unchanged, sequentially, at 42.0. As of March 31, 2012, Innospec had $96.0 million in cash, cash equivalents and short-term investments, $60.0 million more than its total debt of $36.0 million.

Mr. Williams concluded, “We’re excited with our strong performance kicking off the year. We’ve cleaned up almost all of the historic legacy items that had taken up an undue amount of management time and our business has begun to normalize. We’ve delivered what we promised, particularly in managing through the economic challenges of our Fuel Specialties and Active Chemicals businesses, our two main business drivers.

“We will continue to push for innovation in research and development and be vigilant to geopolitical issues around the globe. We are actively pursuing our stated acquisition strategy and are well positioned financially for external growth in this respect.

“We look forward to the second quarter with confidence and with cautious optimism for the second half of 2012.”

Use of Non-GAAP Financial Measures

The information presented in this press release includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP). These non-GAAP financial measures comprise EBITDA and net income excluding special items, and related per share amounts. EBITDA is net income per our consolidated financial statements adjusted for the exclusion of charges for interest expense, net, income taxes, depreciation, amortization and impairment of Octane Additives segment goodwill. Net income excluding special items is net income per our consolidated financial statements adjusted for the exclusion of foreign currency exchange gains and civil complaint legal and professional expenses. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided herein and in the schedules below. The Company believes that such non-GAAP financial measures provide useful information to investors and may assist them in evaluating the Company’s underlying performance and identifying operating trends. In addition, management uses these non-GAAP financial measures internally to allocate resources and evaluate the performance of the Company’s operations. While the Company believes that such measures are useful in evaluating the Company’s performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from similarly-titled non-GAAP financial measures used by other companies and do not provide a comparable view of the Company’s performance relative to other companies in similar industries. Management believes the most directly comparable GAAP financial measure is GAAP net income and has provided a reconciliation of EBITDA and net income excluding special items, and related per share amounts, to GAAP net income herein and in the schedules below.

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with approximately 850 employees in 20 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. Innospec's Fuel Specialties business specializes in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions. Innospec's Active Chemicals business provides effective technology-based solutions for our customers’ processes or products focused in the Personal Care; Household, Industrial & Institutional; and Fragrance Ingredients markets. Innospec's Octane Additives business is the world's only producer of tetra ethyl lead.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Such forward-looking statements include statements (covered by words like “expects,” “anticipates,” “may,” “believes” or similar words or expressions), for example, which relate to operating performance, events or developments that we expect or anticipate will or may occur in the future (including, without limitation, any of the Company’s guidance in respect of sales, gross margins, pension liabilities and charges, net income, growth potential and other measures of financial performance). Although forward-looking statements are believed by management to be reasonable when made, they are subject to certain risks, uncertainties and assumptions, and our actual performance or results may differ materially from these forward-looking statements. Additional information regarding risks, uncertainties and assumptions relating to the Company and affecting our business operations and prospects are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and other reports filed with the U.S. Securities and Exchange Commission. You are urged to review our discussion of risks and uncertainties that could cause actual results to differ from forward-looking statements under the heading "Risk Factors.” The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Brian Watt Innospec Inc. +44-151-356-6241 Brian.Watt@innospecinc.com Robert D. Ferris RF|Binder Partners +1-212-994-7505 Robert.Ferris@RFBinder.com

Schedule 1

INNOSPEC INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
		March 31

(in millions, except share and per share data)	2012		2011

Net sales	$200.8		$185.3
Cost of goods sold	(136.8)		(132.5)

Gross profit	64.0		52.8

Operating expenses:
Selling, general and administrative	(27.8)		(24.0)
Research and development	(4.6)		(4.3)
Restructuring charge	(0.1)		-
Impairment of Octane Additives segment goodwill	(0.3)		(0.6)

Total operating expenses	(32.8)		(28.9)

Operating income	31.2		23.9
Other net income	1.1		5.3
Interest expense, net	(0.3)		(0.9)

Income before income taxes	32.0		28.3
Income taxes	(7.4)		(6.8)

Net income	$24.6		$21.5

Earnings per share:
Basic	$1.07		$0.91
Diluted	$1.03		$0.88

Weighted average shares outstanding (in thousands):
Basic	23,055		23,655
Diluted	23,823		24,461

Schedule 2A

INNOSPEC INC. AND SUBSIDIARIES

SEGMENTAL ANALYSIS OF RESULTS	Three Months Ended
		March 31
(in millions)	2012		2011

Net sales:
Fuel Specialties	$130.7		$127.1
Active Chemicals	46.5		46.5
Octane Additives	23.6		11.7

	200.8		185.3

Gross profit:
Fuel Specialties	38.7		36.4
Active Chemicals	11.1		11.7
Octane Additives	14.2		4.7

	64.0		52.8

Operating income:
Fuel Specialties	21.7		22.3
Active Chemicals	6.0		7.6
Octane Additives	12.4		2.2
Pension credit/(charge)	0.1		(0.1)
Corporate costs	(8.6)		(7.5)

	31.6		24.5

Restructuring charge	(0.1)		-
Impairment of Octane Additives segment goodwill	(0.3)		(0.6)

Total operating income	$31.2		$23.9

Schedule 2B

NON-GAAP MEASURES	Three Months Ended
		March 31
(in millions)	2012		2011

Net income	$24.6		$21.5
Interest expense, net	0.3		0.9
Income taxes	7.4		6.8
Depreciation and amortization	2.6		3.7
Impairment of Octane Additives segment goodwill	0.3		0.6

EBITDA	35.2		33.5

Fuel Specialties	22.7		23.5
Active Chemicals	6.9		9.1
Octane Additives	12.7		2.7
Pension credit/(charge)	0.1		(0.1)
Corporate costs	(8.2)		(7.0)

	34.2		28.2
Restructuring charge	(0.1)		-
Other net income	1.1		5.3

EBITDA	$35.2		$33.5

Schedule 3

INNOSPEC INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(in millions)	2012	2011

Assets

Current assets:
Cash and cash equivalents	$91.2	$76.2
Short-term investments	4.8	4.8
Trade and other accounts receivable	100.0	99.4
Inventories	139.1	135.9
Prepaid expenses	4.4	4.0

Total current assets	339.5	320.3

Property, plant and equipment	46.5	45.9
Goodwill	141.2	141.5
Intangible assets	19.2	17.7
Deferred finance costs	1.6	1.7
Deferred tax assets	20.0	19.7
Pension asset	23.8	21.4
Other non-current assets	0.2	0.6

Total assets	$592.0	$568.8

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$57.1	$53.3
Current portion of accrued liabilities	68.7	77.0
Accrued income taxes	2.9	2.0
Current portion of long-term debt	5.0	5.0
Current portion of plant closure provisions	3.3	4.1
Current portion of unrecognized tax benefits	3.2	3.2
Current portion of deferred income	2.2	1.4

Total current liabilities	142.4	146.0

Accrued liabilities, net of current portion	4.6	4.9
Long-term debt, net of current portion	31.0	30.0
Plant closure provisions, net of current portion	24.9	24.5
Unrecognized tax benefits, net of current portion	9.5	9.4
Deferred tax liabilities	3.4	2.9
Pension liability	6.6	6.3
Other non-current liabilities	0.1	0.8
Deferred income, net of current portion	0.9	0.9
Total stockholders’ equity	368.6	343.1

Total liabilities and stockholders’ equity	$592.0	$568.8

Schedule 4

INNOSPEC INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
		March 31
(in millions)	2012		2011

Cash Flows from Operating Activities

Net income	$24.6		$21.5
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	2.7		3.9
Impairment of Octane Additives segment goodwill	0.3		0.6
Deferred taxes	0.2		0.2
Changes in working capital	(9.1)		(16.3)
Excess tax benefit from stock based payment arrangements	(0.2)		(0.6)
Accrued income taxes	0.8		(0.8)
Movement on plant closure provisions	(0.4)		0.1
Cash contributions to defined benefit pension plans	(2.3)		(2.3)
Non-cash expense of defined benefit pension plans	-		0.1
Stock option compensation	0.8		0.9
Movements on other non-current assets and liabilities	0.6		(1.6)

Net cash provided by operating activities	18.0		5.7

Cash Flows from Investing Activities

Capital expenditures	(1.8)		(1.5)
Capitalization of internally developed software and other costs	(2.5)		-
Sale of short-term investments	0.1		-

Net cash (used in) investing activities	(4.2)		(1.5)

Cash Flows from Financing Activities

Net receipt/(repayment) of revolving credit facility	1.0		(5.0)
Repayment of term loan	-		(15.0)
Excess tax benefit from stock based payment arrangements	0.2		0.6
Issue of treasury stock	0.2		0.5
Repurchase of common stock	(0.4)		(3.4)

Net cash provided by/(used in) financing activities	1.0		(22.3)
Effect of foreign currency exchange rate changes on cash	0.2		0.9

Net change in cash and cash equivalents	15.0		(17.2)
Cash and cash equivalents at beginning of period	76.2		107.1

Cash and cash equivalents at end of period	$91.2		$89.9

Amortization of deferred finance costs of $0.1 million (2011 - $0.2 million) are included in depreciation and amortization in the cash flow statement but in interest expense in the income statement.